UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2009

CLEAR CHANNEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Basse

San Antonio, TX 78209

(Address of Principal Executive Offices, Including Zip Code)

210-822-2828

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 14, 2009, Clear Channel Communications, Inc. (“Clear Channel”), issued a press release announcing that Clear Channel’s indirect, wholly-owned subsidiary, CC Finco, LLC (“CC Finco”), extended the early tender date (the “Early Tender Date”) in connection with its cash tender offer (the “Tender Offer”) for certain of Clear Channel’s outstanding senior notes.

In the same press release, Clear Channel also announced that CC Finco increased the aggregate payment sublimit (the “Maximum Payment Sublimit”) in connection with the Tender Offer.

A copy of the press release, which describes the extension of the Early Tender Date and increase of the Maximum Payment Sublimit in greater detail, is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Clear Channel Communications, Inc. issued August 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: August 14, 2009	By:	/s/ Herbert W. Hill, Jr.
	Name:	Herbert W. Hill, Jr.
	Title:	Senior Vice President and Chief Accounting Officer